                                    EXHIBIT 5


                                                                  (513) 723-4000


                                  July 23, 2001


Board of Directors
Camco Financial Corporation
6901 Glenn Highway
Cambridge, Ohio 43725

Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by Camco Financial Corporation ("Camco") in connection with the issuance and sale by Camco of up to 966,613 shares of its common stock, $1.00 par value (the "Shares"), in connection with Camco's acquisition of Columbia Financial of Kentucky, Inc. ("Columbia Financial") pursuant to the Agreement of Merger and Plan of Reorganization dated June 4, 2001, by and among Camco, Camco Acquisition Corp., Advantage Bank, Columbia Financial and Columbia Federal Savings Bank (the "Agreement").

         We have assisted in the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by Camco with the Securities and Exchange Commission for registration of the Shares under the Securities Act of 1933, as amended. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that Camco is a duly organized and legally existing corporation under the laws of the State of Delaware. Assuming compliance with applicable federal and state securities laws, we are also of the opinion that the Shares to be issued and sold by Camco in exchange for the outstanding common shares of Columbia Financial are duly authorized and, when issued in accordance with the terms and conditions of the Agreement, will be validly issued and outstanding, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus/Proxy Statement under the heading "Legal matters" included therein.

                                     Very truly yours,


                                     Vorys, Sater, Seymour and Pease LLP